UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              ---------------------


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported) December 5, 2000
                                                       ------------------




                        Air Products and Chemicals, Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


                     Delaware                               1-4534                         23-1274455
   ----------------------------------------------     ------------------------     ---------------------------
   (State of other jurisdiction of incorporation)     (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                         18195-1501
   ------------------------------------------------                                         ----------
       (Address of principal executive offices)                                             (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
                                                    ---------------

Item 9.  Regulation FD Disclosure
---------------------------------

Robert E. Gadomski, Executive Vice President - Gases and Equipment, will be making a webcast presentation at the SalomonSmithBarney/ChemicalWeek 11th Annual Chemical Conference in New York City on Wednesday, December 6th, currently scheduled to start at 10:15 a.m. eastern standard time. A URL link to the webcast follows.

http://www.veracast.com/ssb2/chemicals_2000/clientaccess/55203156.cfm

Note: Forward-looking statements may be made in this webcast presentation and will be based on current expectations regarding important risk factors. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions; demand for the goods and services of the Company; competitive factors in the industries in which it competes; the ability to recover increased energy and raw material costs through pricing; changes in government regulations; success of implementing cost reduction programs; the timing, impact, and other uncertainties of future acquisitions and divestitures; fluctuations in interest rates and foreign currencies; the impact of tax and other legislation and regulations in the jurisdictions in which the Company and its affiliates operate; and the timing and rate at which tax credits can be utilized.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     Air Products and Chemicals, Inc.
                                     ------------------------------------------
                                              (Registrant)



Dated: December 5, 2000              By:        /s/ Leo J. Daley
                                       ----------------------------------------
                                        Leo J. Daley
                                        Vice President - Finance and Controller
                                        (Chief Financial Officer)


                                       3